Response to Item 77D

Eaton Vance Floating-Rate Fund
Material changes to the investment policies of the Fund are described in one or more supplements to the Fund's prospectus and the prospectus as well, filed pursuant to Rule 497 under the Securities Act of 1933, as amended, and are incorporated herein by reference.

Eaton Vance Floating-Rate Advantage
Fund
Material changes to the investment policies of the Fund are described in one or more supplements to the Fund's prospectus and the prospectus as well, filed pursuant to Rule 497 under the Securities Act of 1933, as amended, and are incorporated herein by reference.

Eaton Vance Floating-Rate & High Income
Fund
Material changes to the investment policies of the Fund are described in "Notice to Shareholders" in the annual report to shareholders dated April 30, 2011 and are incorporated herein by reference.

Eaton Vance Global Macro Absolute
Return Fund
Material changes to the investment policies of the Fund are described in one or more supplements to the Fund's prospectus and the prospectus as well, filed pursuant to Rule 497 under the Securities Act of 1933, as amended, and are incorporated herein by reference.

Eaton Vance Multi-Strategy Absolute
Return Fund
Material changes to the investment policies of the Fund are described in one or more supplements to the Fund's prospectus and the prospectus as well, filed pursuant to Rule 497 under the Securities Act of 1933, as amended, and are incorporated herein by reference.